Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Continues to Make Progress on Strategic Objectives
Expects a Limited Near-Term Impact from COVID-19 Pandemic

Strategic Accomplishments

•	Completed construction of 1.4 GW of new projects, including the 1.3 GW Southland Repowering project in Southern California

•	Signed 685 MW of new renewables under long-term PPAs, bringing backlog to 5.3 GW

•	Fluence maintained global leadership in the energy storage market with 32 MW of projects awarded, bringing total backlog to 1.3 GW

Q1 2020 Financial Highlights

•	Diluted EPS of $0.22, compared to $0.23 in Q1 2019

•	Adjusted EPS[1] of $0.29, compared to $0.28 in Q1 2019

Financial Position and Outlook

•	Maintained strong liquidity of $3.3 billion

•	Expects to comfortably exceed targeted investment grade ratio of Parent Free Cash Flow to Recourse Debt at year-end 2020

•	Reducing mid-point of 2020 Adjusted EPS[1] guidance by 5%, or $0.07 per share, and reaffirming 2020 Parent Free Cash Flow[1] expectation of $725 to $775 million

•	Also reaffirming 7% to 9% average annual growth target for Adjusted EPS and Parent Free Cash Flow through 2022[1], off a base of 2018 actuals

•	Remain committed to growing dividend by 4% to 6% annually, subject to Board approval

ARLINGTON, Va., May 7, 2020 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2020.

"I am very proud of the work we are doing around the world to keep our people, customers and communities safe, while continuing to provide reliable and affordable energy solutions," said Andrés Gluski, AES President and Chief Executive Officer. " Although COVID-19 will have a modest near-term impact on our 2020 earnings, we are in the strongest financial position in our company's history. Therefore, we are reaffirming our 7% to 9% average annual growth target for Adjusted EPS and Parent Free Cash Flow through 2022. Year-to-date we achieved critical milestones on our backlog, including completing 1.4 GW of new projects and signing long-term contracts for 685 MW of renewable generation."

"As a result of the proactive actions we have taken to strengthen our balance sheet and improve our debt maturity profile, we are well-positioned for today's unforeseen crisis. In fact, we have $3.3 billion in available liquidity and no significant near-term debt maturities," said Gustavo Pimenta, AES Executive Vice President and

Chief Financial Officer. "The fundamentals of our business remain unchanged and we are on track to deliver strong and growing free cash flow, which will allow us to comfortably exceed the targeted investment grade ratio of Parent Free Cash Flow to Recourse debt this year."

Key Q1 2020 Financial Results

First quarter 2020 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.22, a decrease of $0.01 compared to first quarter 2019, primarily reflecting the reversion to prior rates at DPL in Ohio and mild weather at regulated utilities in the US & Utilities Strategic Business Unit (SBU), as well as current year impairments. These impacts were partially offset by higher contributions from the Mexico, Central American and Caribbean (MCAC) SBU, largely due to increased availability and improved hydrology in Panama, as well as unrealized derivatives gains and a lower tax rate.

First quarter 2020 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) was $0.29, an increase of $0.01 compared to first quarter 2019, primarily reflecting higher contributions from the MCAC SBU, largely due to increased availability and improved hydrology in Panama, as well as a lower tax rate. These contributions were partially offset by the reversion to prior rates at DPL in Ohio and mild weather at regulated utilities in the US & Utilities SBU.

Detailed Strategic Overview

AES is leading the industry's transition to clean energy by investing in sustainable growth and innovative solutions, while delivering superior results. The Company is taking advantage of favorable trends in clean power generation, transmission and distribution, and LNG infrastructure to grow the profitability of its business.

Sustainable Growth: Through its presence in key growth markets, AES is well-positioned to benefit from the global transition toward a more sustainable power generation mix.

•	In the first quarter of 2020, the Company completed construction of 1,409 MW of new projects, including:

◦	1,299 MW Southland Repowering in Southern California;

◦	100 MW Vientos Bonaerenses wind facility in Argentina; and

◦	10 MW of solar and solar plus storage in the US at AES Distributed Energy.

•	In year-to-date 2020, the Company signed 685 MW of renewables under long-term Power Purchase Agreements (PPA):

◦	522 MW of wind and solar at AES Gener in Chile;

◦	108 MW of energy storage, solar and solar plus storage in the US; and

◦	55 MW of wind in Panama.

•	The Company's backlog of 5,345 MW includes:

◦	1,764 MW under construction and expected on-line through 2021; and

◦	3,581 MW of renewables signed under long-term PPAs.

Innovative Solutions: The Company is developing and deploying innovative solutions such as battery-based energy storage, digital customer interfaces and energy management.

•	The Company's joint venture with Siemens, Fluence, is the global leader in the fast-growing energy storage market, which is expected to increase by 15 to 20 GW annually.

◦	Fluence has been awarded 32 MW of projects in year-to-date 2020, bringing its total backlog to 1.3 GW.

Superior Results: By investing in sustainable growth and offering innovative solutions to customers, the Company is transforming its business mix to deliver superior results.

•
As of March 31, 2020, the Company had $3.3 billion of available liquidity. This includes $2.5 billion of cash and cash equivalents, restricted cash and short-term investments, as well as $0.8 billion available under committed credit lines.

•
The Company is executing on $100 million in annual run rate cost savings from digital initiatives, including utilizing data and technology for maintenance, outage prevention, inspection and procurement, to be fully realized by 2022.

•	The Company remains committed to reducing its coal-fired generation below 30% of total generation volume by year-end 2020 and to less than 10% by year-end 2030.

Guidance and Expectations1

The Company is reducing the mid-point of its 2020 Adjusted EPS guidance by 5%, or $0.07 per share, to a range of $1.32 to $1.42. This reduction is primarily driven by lower demand across its businesses, particularly at its US utilities, which have been negatively impacted by the COVID-19-related economic slowdown that began late in the first quarter of 2020. The Company expects this demand trend to continue through the second quarter, with some improvement in the third quarter and further recovery by year-end 2020. The Company is reaffirming its 2020 Parent Free Cash Flow expectation of $725 million to $775 million.

The Company is also reaffirming its average annual growth rate target of 7% to 9% through 2022 for both Adjusted EPS and Parent Free Cash Flow, off a base of 2018 actuals.

[1]
Adjusted EPS and Parent Free Cash Flow are non-GAAP financial measures. See attached "Non-GAAP Measures" for definition of Adjusted EPS and see below for definition of Parent Free Cash Flow. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance or its Parent Free Cash Flow expectation without unreasonable effort. See "Non-GAAP measures" for a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2020.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contributions, and Parent Free Cash Flow, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Wednesday, May 7, 2020 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 2290676.

Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 14 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs.  Our 2019 revenues were $10 billion and we own and manage $34 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’
filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2019
Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2019 Annual Report on Form 10-K filed
February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington,
Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Revenue:
Regulated	$712	$785
Non-Regulated	1,626	1,865
Total revenue	2,338	2,650
Cost of Sales:
Regulated	(592)	(635)
Non-Regulated	(1,239)	(1,429)
Total cost of sales	(1,831)	(2,064)
Operating margin	507	586
General and administrative expenses	(38)	(46)
Interest expense	(233)	(265)
Interest income	70	79
Loss on extinguishment of debt	(1)	(10)
Other expense	(4)	(12)
Other income	45	30
Loss on disposal and sale of business interests	—	(4)
Asset impairment expense	(6)	—
Foreign currency transaction gains (losses)	24	(4)
Other non-operating expense	(44)	—
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	320	354
Income tax expense	(89)	(115)
Net equity in losses of affiliates	(2)	(6)
NET INCOME	229	233
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(85)	(79)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$144	$154
BASIC EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.22	$0.23
DILUTED EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.22	$0.23
DILUTED SHARES OUTSTANDING	668	667

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2020	2019
REVENUE
US and Utilities SBU	$971	$1,019
South America SBU	712	845
MCAC SBU	432	450
Eurasia SBU	225	339
Corporate and Other	28	9
Eliminations	(30)	(12)
Total Revenue	$2,338	$2,650

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2020	December 31, 2019
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,544	$1,029
Restricted cash	426	336
Short-term investments	328	400
Accounts receivable, net of allowance for doubtful accounts of $20 and $20, respectively	1,446	1,479
Inventory	461	487
Prepaid expenses	106	80
Other current assets, net of allowance of $2 and $0, respectively	843	802
Current held-for-sale assets	597	618
Total current assets	5,751	5,231
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	418	447
Electric generation, distribution assets and other	26,972	25,383
Accumulated depreciation	(8,597)	(8,505)
Construction in progress	3,777	5,249
Property, plant and equipment, net	22,570	22,574
Other Assets:
Investments in and advances to affiliates	938	966
Debt service reserves and other deposits	240	207
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $310 and $307, respectively	459	469
Deferred income taxes	197	156
Loan receivable, net of allowance of $32 and $0, respectively	1,300	1,351
Other noncurrent assets, net of allowance of $29 and $0, respectively	1,628	1,635
Total other assets	5,821	5,843
TOTAL ASSETS	$34,142	$33,648
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,069	$1,311
Accrued interest	247	201
Accrued non-income taxes	287	253
Accrued and other liabilities	1,168	1,016
Recourse debt	498	5
Non-recourse debt, including $331 and $337, respectively, related to variable interest entities	1,725	1,868
Current held-for-sale liabilities	438	442
Total current liabilities	5,432	5,096
NONCURRENT LIABILITIES
Recourse debt	3,507	3,391
Non-recourse debt, including $4,074 and $3,872, respectively, related to variable interest entities	15,360	14,914
Deferred income taxes	1,105	1,213
Other noncurrent liabilities	3,148	2,917
Total noncurrent liabilities	23,120	22,435
Commitments and Contingencies
Redeemable stock of subsidiaries	873	888
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 817,964,353 issued and 664,907,475 outstanding at March 31, 2020 and 817,843,916 issued and 663,952,656 outstanding at December 31, 2019)	8	8
Additional paid-in capital	7,664	7,776
Accumulated deficit	(583)	(692)
Accumulated other comprehensive loss	(2,692)	(2,229)
Treasury stock, at cost (153,056,878 and 153,891,260 shares at March 31, 2020 and December 31, 2019, respectively)	(1,858)	(1,867)
Total AES Corporation stockholders’ equity	2,539	2,996
NONCONTROLLING INTERESTS	2,178	2,233
Total equity	4,717	5,229
TOTAL LIABILITIES AND EQUITY	$34,142	$33,648

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions)
OPERATING ACTIVITIES:
Net income	$229	$233
Adjustments to net income:
Depreciation and amortization	268	246
Loss on disposal and sale of business interests	—	4
Impairment expense	50	—
Deferred income taxes	2	62
Loss on extinguishment of debt	1	10
Loss (gain) on sale and disposal of assets	(42)	7
Other	8	99
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(40)	9
(Increase) decrease in inventory	23	(18)
(Increase) decrease in prepaid expenses and other current assets	(23)	47
(Increase) decrease in other assets	(79)	2
Increase (decrease) in accounts payable and other current liabilities	(99)	25
Increase (decrease) in income tax payables, net and other tax payables	36	(35)
Increase (decrease) in other liabilities	39	(1)
Net cash provided by operating activities	373	690
INVESTING ACTIVITIES:
Capital expenditures	(576)	(504)
Acquisitions of business interests, net of cash and restricted cash acquired	(10)	—
Proceeds from the sale of assets	15	—
Sale of short-term investments	254	150
Purchase of short-term investments	(277)	(220)
Contributions and loans to equity affiliates	(115)	(90)
Other investing	(26)	1
Net cash used in investing activities	(735)	(663)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,194	504
Repayments under the revolving credit facilities	(315)	(274)
Repayments of recourse debt	(18)	(1)
Issuance of non-recourse debt	406	866
Repayments of non-recourse debt	(92)	(428)
Payments for financing fees	(5)	(4)
Distributions to noncontrolling interests	(22)	(50)
Contributions from noncontrolling interests and redeemable security holders	—	10
Dividends paid on AES common stock	(95)	(90)
Payments for financed capital expenditures	(10)	(96)
Other financing	(13)	(35)
Net cash provided by financing activities	1,030	402
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(32)	(4)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	2	(53)
Total increase in cash, cash equivalents and restricted cash	638	372
Cash, cash equivalents and restricted cash, beginning	1,572	2,003
Cash, cash equivalents and restricted cash, ending	$2,210	$2,375
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$163	$169
Cash payments for income taxes, net of refunds	52	65
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared but not yet paid	95	91

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$144	$0.22		$154	$0.23
Add: Income tax expense from continuing operations attributable to AES	55			85
Pre-tax contribution	$199			$239
Adjustments
Unrealized derivative and equity securities losses (gains)	$(16)	$(0.02)		$3	$0.01
Unrealized foreign currency losses	9	0.01		11	0.02
Disposition/acquisition losses	1	—		9	0.01
Impairment expense	53	0.08	(2)	2	—
Loss on extinguishment of debt	4	—		8	0.01
U.S. Tax Law Reform Impact		—			0.01
Less: Net income tax benefit		—			(0.01)
Adjusted PTC and Adjusted EPS	$250	$0.29		$272	$0.28
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)	Amount primarily relates to other-than-temporary impairment of OPGC of $43 million, or $0.06 per share.

The AES Corporation
Non-GAAP Financial Measures

Reconciliation of Parent Free Cash Flow1

$ in Millions	December 31, 2019	December 31, 2018
Net Cash Provided by Operating Activities at the Parent Company [2]	$583	$409
Subsidiary Distributions to QHCs Excluded from Schedule 1 [3]	$183	$117
Subsidiary Distributions Classified in Investing Activities [4]	$60	$267
Parent-Funded SBU Overhead and Other Expenses Classified in Investing Activities [5]	$(97)	$(84)
Other	$(3)	$(20)
Parent Free Cash Flow [1]	$726	$689

[1]
Parent Free Cash Flow (a non-GAAP financial measure) should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Parent Free Cash Flow is used for dividends, share repurchases, growth investments, recourse debt repayments, and other uses by the Parent Company.

[2]	Refer to Part IV—Item 15—Schedule I—Condensed Financial Information of Registrant of the Company's 2020 10-K filed with the SEC on May 6, 2020.

[3]
Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP.  Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company.  The reconciliation of the difference between the Subsidiary Distributions and Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature.  These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

[4]
Subsidiary distributions that originated from the results of operations of an underlying investee but were classified as investing activities when received by the relevant holding company included in Schedule 1.

[5]	Net cash payments for parent-funded SBU overhead, business development, taxes, transaction costs, and capitalized interest that are classified as investing activities or excluded from Schedule 1.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,180	$1,191	$1,185	$1,034
Returns of capital distributions to Parent & QHCs	217	217	197	—
Total subsidiary distributions & returns of capital to Parent	$1,397	$1,408	$1,382	$1,034
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$189	$396	$326	$269
Returns of capital distributions to Parent & QHCs	—	19	198	—
Total subsidiary distributions & returns of capital to Parent	$189	$415	$524	$269

(in millions)	Balance at
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$346	$13	$28	$169
Availability under credit facilities	181	801	723	719
Ending liquidity	$527	$814	$751	$888

____________________________

(1)
Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.